Exhibit 99.1

Investor Contact:	Jessica Hazel
(615) 235-4367

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2016 RESULTS

AND PROVIDES GUIDANCE FOR FISCAL 2017

Fourth Quarter Comparable Store Restaurant Sales and Retail Sales Exceeded 3% Growth

Fourth Quarter Earnings per Diluted Share Increased 7.6% to $2.12

LEBANON, Tenn. – September 14, 2016 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter and for the fiscal year ended July 29, 2016. The Company also provided guidance for its 2017 fiscal year and first quarter:

Fourth Quarter Fiscal 2016 Highlights

•	Compared to the prior year fourth quarter, comparable store restaurant sales increased 3.2%, marking the Company’s largest quarterly outperformance relative to the casual dining industry in fiscal 2016; comparable store retail sales increased 3.5%.

•	Operating income as a percent of total revenue increased 30 basis points to 10.4%.

•	Earnings per diluted share were $2.12 compared to diluted EPS of $1.97 in the prior year quarter.

Full Year Fiscal 2016 Highlights

•	Comparable store restaurant sales increased 2.2% and comparable store retail sales increased 2.7%.

•	Operating income was 9.6% of total revenue, compared to GAAP operating income margin of 9.0% in the prior year, or 9.1% in the prior year when adjusted to exclude the impact of a prior year litigation matter (See non-GAAP reconciliation below).

•	On a GAAP basis, earnings per diluted share for fiscal 2016 were $7.86 versus $6.82 in the prior fiscal year. Results for the current and prior year each reflect the retroactive reinstatement of the Work Opportunity Tax Credit (“WOTC”). Adjusting for these WOTC impacts, the current year impact of a reduction of the provisions for uncertain tax positions, and a prior year litigation matter, adjusted earnings per diluted share in the current year were $7.55 compared to $6.82 in the prior year.

•	During fiscal 2016, the Company declared regular quarterly dividends totaling $4.45 per share. Additionally, the Company declared a special dividend of $3.25 per share, bringing the total dividends declared in fiscal 2016 to $7.70 per share.

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Cracker Barrel Reports Fourth Quarter Results

September 14, 2016

Commenting on the fourth quarter and full fiscal year results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We believe the strategic programs we implemented during the fiscal year successfully drove our continued positive results. While we anticipate ongoing challenges in the industry during fiscal 2017, our management team and employees remain focused on delivering continued growth in our business and driving long-term shareholder value.”

Fourth Quarter Fiscal 2016 Results

Revenue

The Company reported total revenue of $745.6 million for the fourth quarter of fiscal 2016, representing an increase of 3.7% over the fourth quarter of the prior year. Comparable store restaurant sales increased 3.2%, including a 4.4% increase in average check partially offset by a 1.2% decrease in store traffic. The average menu price increase for the quarter was approximately 2.4%. Comparable store retail sales were up 3.5% for the quarter. The Company opened four new Cracker Barrel stores during the quarter, and one new Holler & Dash Biscuit House, bringing the combined store count to 641 locations at fiscal year-end.

Comparable store restaurant traffic, average check and comparable store restaurant sales and retail sales for the fiscal months of May, June and July and the fourth quarter were as follows:

	May	June	July	Fourth Quarter
Comparable restaurant traffic	0.4%	-0.9%	-2.7%	-1.2%
Average check	4.6%	4.4%	4.3%	4.4%
Comparable restaurant sales	5.0%	3.5%	1.6%	3.2%
Comparable retail sales	3.7%	5.7%	1.7%	3.5%

Operating Income

Operating income in the fourth quarter was $77.6 million, or 10.4% of total revenue. Operating income in the prior year quarter was 10.1% of total revenue. As a percentage of total revenue, reductions in general and administrative expenses and cost of goods sold were partially offset by an increase in store operating expenses.

Fiscal 2016 Results

The Company reported total revenue of $2.91 billion for the fiscal year, representing an increase of 2.5% over the prior year. Comparable store restaurant sales increased 2.2% including a 3.5% increase in average check partially offset by a 1.3% decrease in store traffic. Comparable store retail sales were up 2.7% for the fiscal year.

Operating income for fiscal 2016 was $280.5 million, or 9.6% of total revenue. GAAP operating income in the prior year was $254.9 million, equal to 9.0% of total revenue, or 9.1% of total revenue when adjusted to exclude the impact of a prior year litigation matter.

GAAP net income was $189.3 million, or $7.86 per diluted share, compared to $163.9 million or $6.82 per diluted share in the prior year. Adjusted net income was $181.7 million, or $7.55 per diluted share, compared to adjusted net income of $164.0 million, or $6.82 per diluted share in the prior year, representing a year-over-year increase in adjusted EPS of 10.7%.

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Cracker Barrel Reports Fourth Quarter Results

September 14, 2016

Fiscal 2017 Outlook

For fiscal 2017, the Company expects total revenue of between $2.95 billion and $3.00 billion, and earnings per diluted share of between $7.95 and $8.10. The increased revenue projection for fiscal 2017 reflects the expected opening of seven or eight new Cracker Barrel stores, and projected increases in comparable store restaurant sales and retail sales in a range of 1.0% to 2.0%. The Company projects food commodity deflation in the range of 2.0% to 3.0% for the year. The Company projects an operating income margin of between 9.5% and 10.0% of total revenue for fiscal 2017. The Company expects depreciation expense between $85 million and $87 million; net interest expense of approximately $15 million; and capital expenditures of approximately $125 million. The Company anticipates an effective tax rate for fiscal 2017 of between 31% and 33%.

The Company expects to report earnings per diluted share for the first quarter of 2017 of between $1.75 and $1.85. The Company reminds investors that its outlook for fiscal 2017 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2016 Fourth Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through September 28, 2016.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 640 company-owned Cracker Barrel locations and two company-owned Holler & Dash Biscuit House locations across 43 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m.
- 11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for FY

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Cracker Barrel Reports Fourth Quarter Results

September 14, 2016

2016 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Fourth Quarter Results

September 14, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Fiscal Year Ended
			Percentage			Percentage
	7/29/16	7/31/15	Change	7/29/16	7/31/15	Change
Total revenue	$745,584	$719,185	4%	$2,912,351	$2,842,284	2%
Cost of goods sold (exclusive of depreciation and rent)	227,889	223,579	2	928,176	924,171	0
Labor and other related expenses	260,607	251,576	4	1,006,188	992,382	1
Other store operating expenses	142,713	132,698	8	554,534	523,307	6

Store operating income	114,375	111,332	3	423,453	402,424	5
General and administrative expenses	36,765	38,592	(5)	142,982	147,544	(3)

Operating income	77,610	72,740	7	280,471	254,880	10
Interest expense	3,503	3,541	(1)	14,052	16,679	(16)

Pretax income	74,107	69,199	7	266,419	238,201	12
Provision for income taxes	23,084	21,800	6	77,120	74,298	4

Net income	$51,023	$47,399	8	$189,299	$163,903	15

Earnings per share – Basic:	$2.13	$1.98	8	$7.91	$6.85	15

Earnings per share – Diluted:	$2.12	$1.97	8	$7.86	$6.82	15

Weighted average shares:
Basic	23,944,611	23,958,637	0	23,945,041	23,918,368	0
Diluted	24,102,214	24,095,808	0	24,074,273	24,048,924	0

Ratio Analysis
Total revenue:
Restaurant	81.8%	81.8%		79.8%	79.9%
Retail	18.2	18.2		20.2	20.1

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation and rent)	30.6	31.1		31.9	32.5
Labor and other related expenses	35.0	35.0		34.6	34.9
Other store operating expenses	19.1	18.4		19.0	18.4

Store operating income	15.3	15.5		14.5	14.2
General and administrative expenses	4.9	5.4		4.9	5.2

Operating income	10.4	10.1		9.6	9.0
Interest expense	0.5	0.5		0.5	0.6

Pretax income	9.9	9.6		9.1	8.4
Provision for income taxes	3.1	3.0		2.6	2.6

Net income	6.8%	6.6%		6.5%	5.8%

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Cracker Barrel Reports Fourth Quarter Results

September 14, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	7/29/16	7/31/15
Assets
Cash and cash equivalents	$150,966	$265,455
Accounts receivable	19,389	18,050
Income tax receivable	16,184	0
Inventory	152,308	153,058
Prepaid expenses	14,573	14,167
Deferred income taxes	2,320	6,094
Property and equipment, net	1,080,189	1,052,636
Other long-term assets	61,735	66,748

Total assets	$1,497,664	$1,576,208

Liabilities and Shareholders’ Equity
Accounts payable	$132,493	$133,117
Other current liabilities	236,324	312,494
Long-term debt	400,000	400,000
Interest rate swap liability	22,070	8,704
Other long-term obligations	126,608	133,594
Deferred income taxes	53,726	50,031
Shareholders’ equity, net	526,443	538,268

Total liabilities and shareholders’ equity	$1,497,664	$1,576,208

Common shares issued and outstanding	23,956,134	23,975,755

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Cracker Barrel Reports Fourth Quarter Results

September 14, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Twelve Months Ended
	7/29/16	7/31/15
Cash flows from operating activities:
Net income	$189,299	$163,903
Depreciation and amortization	78,223	72,955
Loss on disposition of property and equipment	7,146	6,872
Share-based compensation, net of excess tax benefit	10,576	11,505
Decrease in inventories	750	12,368
(Decrease) Increase in accounts payable	(624)	34,640
Net changes in other assets and liabilities	(13,992)	31,812

Net cash provided by operating activities	271,378	334,055

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(113,360)	(90,490)
Proceeds from sale of property and equipment	845	1,876

Net cash used in investing activities	(112,515)	(88,614)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(5,779)	(4,816)
Excess tax benefit from share-based compensation	2,626	4,705
Purchases and retirement of common stock	(14,653)	0
Deferred financing costs	0	(3,537)
Dividends on common stock	(255,546)	(95,699)

Net cash used in financing activities	(273,352)	(99,347)

Net (decrease) increase in cash and cash equivalents	(114,489)	146,094
Cash and cash equivalents, beginning of period	265,455	119,361

Cash and cash equivalents, end of period	$150,966	$265,455

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Cracker Barrel Reports Fourth Quarter Results

September 14, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	7/29/16	7/31/15	7/29/16	7/31/15
Units in operation:
Open at beginning of period	636	634	637	631
Opened during period	5	3	6	6
(Closed) during period	0	0	(2)	0

Open at end of period	641	637	641	637

Total revenue: (In thousands)
Restaurant	$609,525	$588,247	$2,323,199	$2,269,610
Retail	136,059	130,938	589,152	572,674

Total revenue	$745,584	$719,185	$2,912,351	$2,842,284

Cost of goods sold: (In thousands)
Restaurant	$158,663	$159,906	$627,713	$630,417
Retail	69,226	63,673	300,463	293,754

Total cost of goods sold	$227,889	$223,579	$928,176	$924,171

Average unit volume: (In thousands)
Restaurant	$954.6	$927.0	$3,651.2	$3,581.1
Retail	213.1	206.3	925.9	903.6

Total	$1,167.7	$1,133.3	$4,577.1	$4,484.7

Operating weeks:	8,301	8,250	33,087	32,956

	Q4 2016 vs. Q4 2015		FY 2016 vs. FY 2015
Comparable store sales period to period increase:
Restaurant		3.2%		2.2%
Retail		3.5%		2.7%

Number of locations in comparable store base:
	631		623

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Cracker Barrel Reports Fourth Quarter Results

September 14, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

In the accompanying press release the Company makes reference to As Adjusted general and administrative expenses, operating income, provision for taxes and net income per share before the impact of a reduction of the provisions for uncertain tax positions, the retroactive reinstatement of the Work Opportunity Tax Credit and the prior year Fair Labor Standards Act litigation. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Fourth Quarter ended July 29, 2016			Fourth Quarter ended July 31, 2015
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
Store operating income	$114,375	$—	$114,375	$111,332	$—	$111,332
General and administrative expenses	36,765	—	36,765	38,592	—	38,592

Operating income	77,610	—	77,610	72,740	—	72,740
Interest Expense	3,503	—	3,503	3,541	—	3,541

Pretax income	74,107	—	74,107	69,199	—	69,199
Provision for income taxes	23,084	—	23,084	21,800	—	21,800

Net income	$51,023	$—	$51,023	$47,399	$—	$47,399

Earning per share - Basic	$2.13	$—	$2.13	$1.98	$—	$1.98
Earning per share - Diluted	$2.12	$—	$2.12	$1.97	$—	$1.97

	Twelve Months ended July 29, 2016			Twelve Months ended July 31, 2015
	As Reported	Adjust (1), (2)	As Adjusted	As Reported	Adjust (2), (3)	As Adjusted
Store operating income	$423,453	$—	$423,453	$402,424	$—	$402,424
General and administrative expenses	142,982	—	142,982	147,544	(3,519)	144,025

Operating income	280,471	—	280,471	254,880	3,519	258,399
Interest Expense	14,052	—	14,052	16,679	—	16,679

Pretax income	266,419	—	266,419	238,201	3,519	241,720
Provision for income taxes	77,120	7,604	84,724	74,298	3,417	77,715

Net income	$189,299	$(7,604)	$181,695	$163,903	$102	$164,005

Earning per share - Basic	$7.91	$(0.32)	$7.59	$6.85	$0.01	$6.86
Earning per share - Diluted	$7.86	$(0.31)	$7.55	$6.82	$—	$6.82

(1)	Provision for income taxes adjusted for reversal of certain provisions for uncertain tax positions.
(2)	Provision for income taxes adjusted to exclude $2.3 million in both 2016 and 2015 for the prior year favorable effect of the retroactive reinstatement of the Work Opportunity Tax Credit.
(3)	Accrued liability and tax effects related to the settlement of the Fair Labor Standards Act litigation.